UNITED STATES
SECURITIES AND EXHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Commercial Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Shareholders
Thursday, May 19, 2011

To Our Shareholders:
Notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the "Company"), will be held at the main office of The Commercial Savings Bank, 118 South Sandusky Avenue, Upper Sandusky, Ohio on Thursday, May 19, 2011 at 4:30 p.m. local time for the following purposes:

(1)	To elect four (4) Directors to serve as Class II Directors until the 2014 Annual Meeting of Shareholders and/or until their successors are duly elected and qualified;

(2)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2010 Annual Report of the Company is also enclosed for your review.  Shareholders of record at the close of business on March 25, 2011 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All Shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign, date and return the enclosed Proxy form promptly to assure the presence of a quorum. A postage-paid envelope has been enclosed for your convenience. You may revoke your Proxy at any time prior to the Proxy being voted at the Meeting by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person.

By Order of the Board of Directors

/s/ David J. Browne
Upper Sandusky, Ohio	David J. Browne
April 5, 2011	Corporate Secretary

COMMERCIAL BANCSHARES, INC.
118 South Sandusky Avenue
Upper Sandusky, Ohio 43351
(419) 294-5781

PROXY STATEMENT

Time, Date, and Place of Meeting

The Board of Directors of Commercial Bancshares, Inc. (the “Company”), an Ohio corporation, is furnishing you with these proxy materials in connection with the solicitation of proxies to be voted at the Company's 2011 Annual Meeting of Shareholders (the “Meeting”).

You are invited to attend the Meeting that will be held at 4:30 p.m. on Thursday, May 19, 2011 at the main office of The Commercial Savings Bank (the “Bank”), which is also the principal executive offices of the Company, located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351. For driving directions to our main office, please contact us at 888-294-2271, write to us at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, or visit our website at www.csbanking.com and click on the “Contact Us” link, then “Driving Directions” and “Hours and Locations”.

This Proxy Statement and form of proxy are being made available to Shareholders on or about April 5, 2011.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 25, 2011 are entitled to receive these proxy materials and to vote their shares at the Meeting. As of that date, there were 1,153,787 shares of the Company's stock outstanding. Each share of common stock is entitled to one vote on each matter brought before the Meeting.

Voting Your Shares

Your vote is important.  You may vote your shares by attending the Meeting and voting your shares in person, by telephone at 1-866-594-5300, via the Internet at https://www.proxyvotenow.com/cmoh.ob, or by completing and returning your form of proxy as follows:

➢	Mark your voting preference,
➢	Sign and date your proxy form, and
➢	Return the proxy ballot in the enclosed envelope.

If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy from the holder of record to be able to vote at the Meeting.

If you return your signed proxy but do not indicate your voting preferences, the persons named in the proxy will vote in accordance with the Directors' recommendations.

You may revoke your proxy at any time before it is exercised by:

➢	Delivering a signed revocation to the Company,
➢	Submitting a later dated proxy, or
➢	Attending the Meeting and voting your shares in person.

The Board of Directors of the Company is soliciting proxies. Proxies may be solicited on behalf of the Company by its directors, officers, and employees. Proxies may be solicited personally, by fax, by electronic mail (e-mail) or other electronic means, or by telephone, in addition to the use of the mails. The Company will bear the costs of soliciting proxies.

The number of shareholders present, either in person or by proxy, will constitute a quorum for the purpose of electing directors pursuant to Proposal 1.  The four (4) nominees for director who receive the largest number of votes cast “For” will be elected as directors.  Shares represented at the Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

All votes will be tabulated by the inspectors of election appointed for the Meeting.  Abstentions and nonvotes will be counted for purposes of determining the presence of a quorum.

Board and Committee Membership

During 2010, the Board of Directors of the Company met 12 times and had several ongoing committees. These committees include a Compensation Committee, an Audit Committee and Corporate Governance/Nominating Committee.  All of our Directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees on which they served in 2010.

The following table reflects the membership of the Company's Board and Audit, Compensation, and Corporate Governance/Nominating Committees, and the number of times the Company’s Board and these committees met in 2010:

Name	Board	Audit	Compensation	Corporate Governance/ Nominating
Mr. Beach	X
Mr. Berg	X		X
Dr. Bremyer	X	X		X
Ms. Child	X
Mr. Dillon	X	X
Ms. Grafmiller	X			X
Mr. Kimmel	X			X*
Mr. Kinnett	X	X	X*
Mr. Sheaffer	X		X
Mr. Shope	X*	X*	X
Mr. Sisler	X			X
2010 Meetings	12	4	4	7

* Denotes Chairperson of Board or Committee

Board Leadership Structure and Role in Risk Oversight

The Board of Directors of the Company elects a Chairman and Vice Chairman on an annual basis. The Company’s Board of Directors maintains a separation of the positions of Chairman of the Board and Chief Executive Officer. The Board feels that this separation of duties allows for better oversight of the management of the Company by the Board. Among the duties of the Chairman of the Board is the conduct of Board of Directors meetings and the annual meeting of shareholders of the Company. The Chairman also provides input on the selection of directors for certain committees of the Board of Directors. In the absence of the Chairman, the Vice Chairman assumes the duties of the Chairman.

The Board of Directors maintains various committees to assist the Board in its risk-management oversight. Generally, risk management activity occurs through various Board committees. Reports from the Chairmen of these committees are then made to the full Board of Directors, and minutes of all Committee meetings are reviewed and approved by the full Board of Directors. The Board feels that this structure provides the most effective management of risk given the nature and level or risks faced by the Company.    Material risks routinely monitored by various Board committees include:  market risk; credit risk; compensation risk and compliance risk.  A brief description of the Board’s function in monitoring these risks follows below.

Market Risk:  Market risk is the exposure to loss resulting from changes in interest rates and equity prices.  The primary market risk to which we are subject is interest rate risk.  The majority of our interest rate risk arises from the instruments, positions and transactions entered into for purposes other than trading such as loans, available for sale securities, interest bearing deposits, short term borrowings and long term borrowings.  Interest rate risk occurs when interest bearing assets and liabilities reprice at different times as market interest rates change.

The Board has constituted an Asset/Liability Committee (the “ALCO Committee”) comprised of four external directors. Meetings are also regularly attended by members of the Bank’s senior executive management. The ALCO committee has been charged with the monthly and quarterly monitoring of interest rate risk, including monitoring the effectiveness of the processes and control procedures used by the Bank to monitor the relative mix of assets and liabilities.  The principal components of asset/liability management include, but are not limited to liquidity planning, capital planning, gap management and spread management.  The ALCO Committee submits a report of its monthly and quarterly findings to the full Board of Directors.

Credit Risk:  The risk of nonpayment of loans, or credit risk, is inherent in commercial banking. The Board has appointed a Loan Committee which maintains responsibility for engaging an outside loan review consulting firm and reviewing the results of the consultant’s work. Results are also reviewed by the Bank’s Audit Committee.

Compliance Risk:  The banking industry is heavily regulated, and the activities and operations of the Bank are subject to a number of detailed, complex and sometimes overlapping laws and regulations. The Board, through its Audit Committee, is also responsible for overseeing the Bank’s compliance with these various laws and regulations, which include without limitation state usury and consumer credit laws, the Federal Truth-in-Lending Act (Regulation Z), the Federal Equal Credit Opportunity Act (Regulation B), the Fair Credit Reporting Act (Regulation V), the Truth in Savings Act (Regulation DD), the Community Reinvestment Act (Regulation BB), anti-redlining legislation and antitrust laws.   As part of this process, the Audit Committee also monitors the effectiveness of the internal controls implemented to safeguard against operational risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters.

Committees of the Board

Audit Committee

During 2010, the Audit Committee was comprised of four directors.  The Board of Directors has established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of its financial statements.  The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the Securities and Exchange Commission (“SEC”) rules for audit committees under the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”) and as defined by the Nasdaq listing standards. The Board has determined that Mr. Shope meets the definition of “audit committee financial expert” as defined by rules adopted by the SEC under the Sarbanes Act and is independent as described in the preceding sentence.  A copy of the charter for the Audit Committee is available on the Company’s website at www.csbanking.com.

The duties and responsibilities of the Audit Committee include:

•	Oversight of the Company's and Bank's internal accounting and operational controls, as well as financial and regulatory reporting.
•	The selection and termination of the independent registered public accounting firm to serve as the external auditor for the Company and the Bank.
•	Reviewing the financial statements and audit findings and taking any action considered appropriate by the Committee.
•	Performing oversight functions as requested by the full Board of Directors.
•	Reporting activities performed by the Committee to the full Board of Directors.

Corporate Governance/Nominating Committee

During 2010, the Corporate Governance/Nominating Committee was comprised of four directors.  The Board has determined that each of the members of this Committee is “independent” as defined by Nasdaq listing standards. A copy of the charter for the Corporate Governance/Nominating Committee is available on the Company's website at www.csbanking.com.

This Committee assists the full Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interest of its shareholders. This Committee is, among other things, responsible for advising the Board with respect to (i) Board organizations and function, (ii) committee structure, membership, and operations, (iii) succession planning for executive officers of the Company, (iv) evaluating and making recommendations to the Board of Directors for the selection of nominees to serve as directors, and (v) other matters relating to corporate governance and the rights and interests of the Company's shareholders.

The Corporate Governance/Nominating Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination.  The Committee investigates and assesses the background and skills of potential candidates.  The Corporate Governance/Nominating Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and the Bank have sufficient networks of business contacts to identify candidates.  Upon identifying a candidate for serious consideration, one or more members of the Corporate Governance/Nominating Committee interview such candidate.  If a candidate merits further consideration, the candidate subsequently meets with other Directors.  The Corporate Governance/Nominating Committee elicits feedback from all persons who met the candidate and then determines whether or not to recommend the candidate to the Board of Directors for nomination.

The Corporate Governance/Nominating Committee’s charter sets forth criteria for Directors, including the following minimum qualifications:  independence (a sufficient number of the Directors must be independent to be available to serve on committees of the Board of Directors, the charters of which require director independence); high character and integrity; freedom from conflicts of interest that interfere with the performance of duties as a Director; willingness to devote sufficient time to fulfilling duties as a Director; and the capacity and desire to represent the interests of all shareholders. Solely for purposes of maintaining a diverse mix of individuals on the Board of Directors, special consideration is given to experience, skills or expertise, and the depth and breadth of their business and civic experience in leadership positions.  Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

The Corporate Governance/Nominating Committee has not actively solicited recommendations from the Company’s shareholders for nominees nor established any policy or procedures for this purpose.  The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required.  Nonetheless, shareholders are permitted to submit recommendations for nomination to the Board, which recommendations should be addressed to the Chairman of the Corporate Governance/Nominating Committee, Commercial Bancshares, Inc., 118 S. Sandusky Ave., Upper Sandusky, Ohio 43351.  Shareholders may nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations.  These procedures are discussed in this proxy statement under the section captioned “Shareholder Proposals for Next Annual Meeting.”

The Corporate Governance/Nominating Committee did not hire any director search firm in 2010 and, accordingly, paid no fees to any such company.  As indicated above, however, the Corporate Governance/Nominating Committee may do so in the future if necessary.

Neither the Board nor the Corporate Governance/Nominating Committee has implemented a formal policy regarding director attendance at the Annual Meeting.  Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.  In 2010, all Company Directors attended the Annual Meeting.

Compensation Committee

This Committee consists of four directors, and is responsible for discharging the responsibilities of the board with respect to the compensation of executive officers and setting overall compensation policy and guidelines for all employees.  In 2010, the Compensation Committee members were Stanley K. Kinnett, Chairman, Daniel E. Berg, Richard A. Sheaffer and Michael A. Shope. The Committee's principal objectives in determining compensation are to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives in order to accomplish the overall goal of enhancing shareholder value.  The committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals, and sets their compensation based upon the evaluation of their performance. This Committee also makes recommendations relating to the award of stock options.  In evaluating executive officer pay, the committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers.  The committee assesses the information it receives in accordance with its business judgment.  The committee also periodically reviews director compensation.  All decisions with respect to executive and director compensation are approved by the Compensation committee and recommended to the full board for ratification.

The Board has determined that each of the members of this Committee is “independent” as defined by Nasdaq listing standards.  A copy of the charter for the Compensation Committee is available on the Company's website at www.csbanking.com.

Other Committees

In addition to the above-named committees, the Board of Directors of the Company has an Executive Committee and the Board of Directors of the Bank also has the following committees: Loan, Asset and Liability, Technology, and Building.

Directors and Director Compensation

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Bank’s markets.  Board members are individuals with knowledge and experience who serve and represent the Company’s geographic footprint throughout the counties and communities served.  Current board representation by outside directors demonstrates a background in medicine, communications, manufacturing, and agriculture, with the expertise of these individuals covering a broad array of skills including corporate management, strategic planning, business acquisitions, and small business operations.  In addition, generational attributes further broaden the diversity of the full board.  What follows is a brief description of the particular experience and qualifications of each member of the Company’s Board of Directors. Directorships were with the Bank alone until April 13, 1995, and with both the Bank and the Company since such date.

Robert E. Beach, Age 58. Director of the Company since 2007. Mr. Beach serves as President and CEO of the Company and Bank. Prior to joining the Bank, he served as Area President of Key Bank in Findlay, Ohio. Mr. Beach has more than 25 years of management experience in the banking industry.

Daniel E. Berg, Age 55. Director of the Company since 1990. Mr. Berg serves as Director of Operations and Strategic Planning for Tower Automotive, a manufacturer of automotive products Livonia, Michigan. Mr. Berg is responsible for multiple operations within North America, along with all long-term planning. Previous roles with Tower include plant manager, Area Leader, and Regional Leader. Mr. Berg’s years of experience and knowledge of business operations assists the board in its understanding of issues facing the Bank’s business clients. As a long-time resident, Mr. Berg also contributes to the Company’s community outreach in the Upper Sandusky market through his past service with the United Way, Upper Sandusky Chamber of Commerce, Rotary, Youth Baseball League, and Wyandot County Regional Planning. He is also a member of St. Paul Lutheran Church.

Dr. John W. Bremyer, Age 48. Director of the Company since 2004. Dr. Bremyer is a Doctor of Podiatric Medicine, with a practice based in Tiffin and Findlay, Ohio. In his practice, Dr. Bremyer serves patients residing in several of the Bank’s markets and has been valuable in providing outreach to customers and shareholders in the markets the Company serves. Dr. Bremyer’s father also served as a member of the Bank’s Board of Directors for many years.

Lynn R. Child, Age 57. Director of the Company since 2002. Ms. Child serves as Chairman of CentraComm Communications, Ltd, a provider of connectivity managed internet security, web hosting and other internet related services, Findlay, Ohio. Ms. Child, who serves on the Bank’s Technology Committee, brings the Company’s Board knowledge of technology issues facing the banking industry.

Mark E. Dillon, Age 56. Director of the Company since 1990. Mr. Dillon serves as President and C.E.O. of Fairborn U.S.A., a manufacturer of loading dock enclosures and President and C.E.O. of Fairborn Equipment Company, Inc., a National sales organization of loading dock equipment, located in Upper Sandusky, Ohio. Mr. Dillon has over 35 years of experience serving as an independent business owner. Mr. Dillon, who is the inventor or co-inventor of 10 patents, provides valuable insight to the board on the issues facing small business owners.

Deborah J. Grafmiller, Age 59. Director of the Company since 1997. Ms. Grafmiller is a state-certified general appraiser with over 25 years of appraisal experience. She currently serves as an appraiser with Professional Appraisal Services in Findlay, Ohio. Previously, Ms. Grafmiller was owner of Gillen-Grafmiller Realty, LLC in Upper Sandusky. Ms. Grafmiller, who serves on the Bank’s Loan Committee, provides the Board insight into real estate valuation issues and also contributes to the Company’s community outreach in the Upper Sandusky market.

Kurt D. Kimmel, Age 52. Director of the Company since 2005. Mr. Kimmel serves as President of Kimmel Cleaners, Inc., a family-owned commercial and retail laundry and dry cleaning business in Upper Sandusky, Ohio. Mr. Kimmel’s high level of community involvement provides a valuable contribution to the Company’s outreach efforts in the Upper Sandusky market.

Stanley K. Kinnett, Age 53. Director of the Company since 2006 and currently serving as Vice-Chairman of the Board. Mr. Kinnett serves as President and CEO of Dixie Southern Constructors, fabricators of steel and stainless steel pressure vessels and tanks and other steel weldments for various industrial applications, located in Duette, Florida. Previously, Mr. Kinnett served as Division Vice President, Whirlpool Corporation, in Marion, Ohio. Mr. Kinnett, who is also a CPA, serves on the Board’s Audit Committee and is Chairman of the Company’s Compensation Committee.

Richard A. Sheaffer, Age 68. Director of the Company since 1976. Mr. Sheaffer is President of R. A. Sheaffer, Inc., a family farming corporation located in Morral, Ohio. In his many years on the Board, Mr. Sheaffer has contributed greatly to the Company’s outreach to customers and shareholders and previously served as Chairman of the Company’s Board. Mr. Sheaffer also provides the Board valuable insight on agricultural issues facing the Bank’s clients in the primarily rural markets that the Bank serves.

Michael A. Shope, Age 66. Director of the Company since 2002. Mr. Shope currently serves as Chairman of the Company’s Board, and serves as Chairman of the Board’s Audit Committee. Mr. Shope is a CPA and formerly served as CFO of Walbro Corporation, a designer and manufacturer of automotive parts located in Auburn Hills, Michigan.

Lee M. Sisler, Age 60. Director of the Company since 2009. Mr. Sisler serves as President of Sisler and Associates, a Manufacturer’s Representative Organization located in Marion, Ohio. As the owner and operator of numerous small businesses over a 36 year period, Mr. Sisler provides valuable insight on the issues facing small business owners. As a life-long resident, Mr. Sisler also provides a valuable contribution to the Company’s outreach efforts in the Marion market area.

Name	Fees Earned or Paid in Cash ($)	Total ($)

Robert E. Beach (1)	$11,000	$11,000
Daniel E. Berg (2)	$11,000	$11,000
Dr. John W. Bremyer(3)	$11,000	$11,000
Lynn R. Child(4)	$11,000	$11,000
Mark Dillon(5)	$11,000	$11,000
Deborah J. Grafmiller	$14,500	$14,500
Kurt D. Kimmel(6)	$14,500	$14,500
Stanley K. Kinnett(7)	$14,500	$14,500
Richard A. Sheaffer	$14,500	$14,500
Michael A. Shope(8)	$18,000	$18,000
Lee M. Sisler(9)	$11,000	$11,000

(1)
Mr. Beach deferred the entire $11,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.  Under the terms of that plan, directors who make an irrevocable election prior to the first day of each calendar year receive, in lieu of cash, shares of stock of the Company in equivalent value for their service as a director.  The terms of this plan are described more fully in the section to this Proxy Statement captioned “Deferred Compensation Plan.”

(2)	Mr. Berg deferred the entire $11,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(3)	Dr. Bremyer deferred $9,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(4)	Ms. Child deferred $5,500 earned for her service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(5)	Mr. Dillon deferred the entire $11,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(6)	Mr. Kimmel deferred $3,625 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(7)	Mr. Kinnett deferred $7,250 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(8)	Mr. Shope deferred the entire $18,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.
(9)	Mr. Sisler deferred the entire $11,000 earned for his service as a director into the Commercial Bancshares, Inc. Deferred Compensation Plan.

Director Compensation Discussion

In 2010, each director of the Company received a base amount of $11,000 for service on the Board and Board Committees.  Members of the Board serving on the Bank's Loan Committee (which met with the most frequency), received $14,500 for all services as a director.  Mr. Shope, the Board's Chairman and audit committee financial expert, received $18,000 for all service on the Board and Board Committees.  Mr. Kinnett, the Board’s Vice Chairman, received $14,500 for all service on the Board. Directors of the Company are permitted to defer all or part of the fees paid for service on the Company’s Board under the Company’s Deferred Compensation Plan, which is more fully described under the heading “Deferred Compensation Plan” below.

Director Independence and Related Party Transactions

Director Independence

The Governance/Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full board in connection with its recommendation of nominees for election to the Board of Directors.  Based upon this review, the Board of Directors has determined that all directors, with the exceptions of Director Beach, the Company’s President and CEO, and Director Child, are “independent,” as defined by Nasdaq listing standards. In making its determination regarding the independence of the directors and nominees for director, the Governance/Nominating Committee reviewed and the Board considered the following specific relationships.

Transactions with Related Parties

The Bank used the services of CentraComm Communications, Ltd. in providing computer network connectivity and security services for 2009 and 2010.  Director Lynn R. Child is the Chairman of that company.  CentraComm Communications, Ltd. received $230,750 for its services to the Bank in 2009, and $188,640 in 2010.  The approximate dollar amount of Ms. Child’s interest in these transactions was $92,300 and $77,002 for 2009 and 2010, respectively. The Board of Directors has determined that because of such relationship, Ms. Child is not independent.

From time to time in 2010, management of the Bank and Company consulted with Shumaker, Loop & Kendrick, LLP, a law firm located in Toledo, Ohio, for certain legal matters.  Gregory J. Shope, son of Class III Director Michael A. Shope, is a partner with that law firm.  The Board of Directors determined that Mr. Shope is still independent, notwithstanding this relationship.

In addition, the Bank has had in 2010, and expects to continue in the future, banking relationships in the ordinary course of business with directors, officers, and principal shareholders of the Company and Bank. These relationships are carried out on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers and do not involve more than the normal risk of collectability or present other unfavorable features.

Except for the specific transaction described above, no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such loan transactions as described above) with the Company during 2010, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

Proposal 1 - Election of Directors

The Board of Directors is divided into three classes. The terms of each class expire at successive annual meetings. The term of Class II Directors of the Company expires this year.

You may vote for up to four (4) nominees to serve as Class II Directors, whose terms, upon election, will expire at the 2014 Annual Meeting of Shareholders. The Board proposes the following nominees for election:

➢	Daniel E. Berg
➢	Lynn R. Child
➢	Mark Dillon
➢	Kurt D. Kimmel

If you return the enclosed proxy form properly executed without an indication that your vote should be withheld for any or all of the nominees, the persons named on the enclosed proxy form will vote your proxy for the election of the above-mentioned nominees for Class II Directors.

We expect that each nominee for election as a Class II Director will be able to serve if elected. However, if any nominee is unable to serve, proxies will be voted for the remaining nominees and may be voted for substitute nominees that the Board may recommend.

  The Board of Directors recommends that you vote FOR the election of these nominees as Class II Directors of the Company. The four (4) nominees receiving the highest number of votes at the Meeting will be elected as Class II Directors.

Information relating to Nominees and other Directors

The following tables set forth certain information relating to the nominees and other members of the Board of Directors whose terms of office continue after the Meeting. This information includes the Director’s name and their beneficial ownership of the Company's voting securities.

Class II Directors
(Nominees for Terms Expiring in 2014)

Name of Director	Beneficial Ownership of Common Stock (1)		Percent of Class
Daniel E. Berg	7,148	(2)	*
Lynn R. Child	3,859	(3)	*
Mark Dillon	27,468	(4)	2.4%
Kurt D. Kimmel	3,223	(5)	*

* Ownership less than 1% of the class.

(1)
All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 15, 2011. Participants in the Company's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Total holding and participant holdings under the Company's nonqualified deferred compensation plan have been rounded down to reflect only whole shares.

(2)	Includes 4,871 shares held under the Company's nonqualified deferred compensation plan.
(3)	Includes 2,562 shares held under the Company's nonqualified deferred compensation plan.
(4)	Includes 8,877 shares held under the Company's nonqualified deferred compensation plan.
(5)	Includes 1,148 shares for which Mr. Kimmel has shared voting and investment power, and 1,109 shares held under the Company’s nonqualified deferred compensation plan.

Class III Directors
(Terms Expiring in 2012)

Name of Director	Beneficial Ownership of Common Stock (1)		Percent of Class
Dr. John W. Bremyer	20,943	(2)	1.8%
Stanley K. Kinnett	5,610	(3)	*
Richard A. Sheaffer	7,762	(4)	*
Michael A. Shope	5,967	(5)	*

*Ownership of less than 1% of the class.

(1)
All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 15, 2011 Participants in the Company's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Total holding and participant holdings under the Company's nonqualified deferred compensation plan have been rounded down to reflect only whole shares.

(2)	Includes 3,897 shares held under the Company’s nonqualified deferred compensation plan.
(3)	Includes 2,086 shares held under the Company’s nonqualified deferred compensation plan.
(4)	Includes 3,949 shares for which Mr. Sheaffer has shared voting and investment power and 2,972 shares held under the Company's nonqualified deferred compensation plan.
(5)	Includes 4,467 shares held under the Company's nonqualified deferred compensation plan

Class I Nominees
(Terms Expiring in 2013)

Name of Director	Beneficial Ownership of Common Stock (1)		Percent of Class
Robert E. Beach	20,349	(2)	1.8%
Deborah J. Grafmiller	3,611	(3)	*
Lee M. Sisler	32,593	(4)	2.8%

*Ownership of less than 1% of the class.

(1)
All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 15, 2011 Participants in the Company's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Total holdings and participant holdings under the Company's nonqualified deferred compensation plan have been rounded down to reflect only whole shares.

(2)	Includes 1,429 shares held under the Company's nonqualified deferred compensation plan and 2,333 shares covered by stock options currently exercisable.
(3)	Includes 602 shares for which Ms. Grafmiller has shared voting and investment power and 1,528 shares held under the Company's nonqualified deferred compensation plan.
(4)	Includes 981 shares held under the Company’s nonqualified deferred compensation plan.

Share Ownership of Management and Directors

Name of Officer and Position with Company	Beneficial Ownership of Common Stock (1)		Percent of Class
Robert E. Beach, President/CEO (Principal Executive Officer “PEO”)	20,349	(3)	1.8%
Scott A. Oboy, Executive Vice President/CFO (Principal Financial Officer (“PFO”)	3,884	(4)	*
Steven M. Strine, Senior Vice President, Senior Lending Officer	872	(5)	*
All Directors and Executive Officers as a Group (15 persons) (2)	141,799	(6)	12.2%

*Ownership of less than 1% of the class.

(1)
All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 15, 2011. Participants in the Company's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(2)	Includes all executive officers.
(3)	Includes 1,429 shares held under the Company's nonqualified deferred compensation plan and 2,333 shares covered by stock options currently exercisable.
(4)	Includes 1,666 shares covered by stock options currently exercisable.
(5)	Includes 466 shares covered by stock options currently exercisable.
(6)	Includes 6,395 shares covered by stock options currently exercisable. Also includes 34,779 shares held under the Bank's nonqualified deferred compensation plan.

Executive Officers

The following information is furnished concerning the executive officers of the Company:

Name	Age	Position and Business Background

Robert E. Beach	58
Mr. Beach serves as President and CEO of the Company. Mr. Beach joined the Company in November, 2007. Prior to joining the Bank, he served as Area President of Key Bank in Findlay, Ohio. He has over 25 years of management experience in banking.

Bruce J. Beck	59
Mr. Beck, an attorney licensed to practice in the State of Ohio, currently serves as Senior Vice President and Staff Counsel. He was appointed to that position in April, 2008. Mr. Beck served as Vice President, Risk Management from April 2007 until April, 2008. He also served as Senior Vice President, Risk Management from July, 2002 until April, 2007. He originally joined the Company in 1995.

Susan E. Brown	64
Ms. Brown serves as Senior Vice President, Retail Banking, having served in that capacity since July 2002. Prior to assuming her current position, she served as Regional President of the Northern Region of the Bank, having been appointed to that position February 1, 2001. She joined the Bank during 1998 as Vice President of Retail Banking Services. Her prior banking experience covers 32 years, including serving as District Retail Manager for Bank One for six years.

Scott A. Oboy	43
Mr. Oboy serves as Executive Vice President and Chief Financial Officer of the Company and Bank.  Mr. Oboy joined the Company in October 2005.  Mr. Oboy served from 2003 to October 2005 as Chief Financial Officer of Community First Bank & Trust, Celina, Ohio, from 2002 to 2003 as Senior Financial Officer, JP Morgan Chase, Columbus, Ohio, from 2001 to 2002 as Vice President and Finance Manager, Banc One Management Corp., Columbus, Ohio, and from 2000 to 2001 as Assistant Vice President and Controller, Bank One Trust Company.

Steven M. Strine	55
Mr. Strine serves as Senior Vice President and Senior Lending Officer, having been appointed to that position in February, 2008. Prior to joining the Company, Mr. Strine served as Senior Vice President and Chief Lending Officer at the Ohio State Bank. Mr. Strine has more than 30 years of banking experience.

Report of the Audit Committee of the Board of Directors

The Audit Committee evidenced its completion of and compliance with its duties and responsibilities through a formal written report dated and executed as of March 10, 2011. A copy of that report is set forth below.

March 10, 2011
The Board of Directors
Commercial Bancshares, Inc.

Fellow Directors:

The Audit Committee conducted oversight activities for Commercial Bancshares, Inc. and its subsidiaries relating to the Company's systems of internal controls for the fiscal year ended December 31, 2010.

In performance of its duties, the Audit Committee's activities included, but were not limited to the following:

•	Review and discussion of the audited financial statements with Management.
•
Discussion with the independent auditors of the Company and Bank of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
Received and reviewed written disclosures and a letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the auditors their independence.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommends to the Board of Directors that Commercial Bancshares’ audited consolidated financial statements be included in its Annual Report Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.   The Committee also appointed the independent auditor.

Respectfully submitted,
Commercial Bancshares, Inc. Audit Committee

Michael A. Shope, Chairman
John W. Bremyer
Mark Dillon
Stanley K. Kinnett

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2009 by Plante & Moran PLLC, the Company’s principal accounting firm for both years.

	2010		2009
Audit Fees	$79,300		$80,000
Audit-Related Fees	-0-		$2,950
Tax Fees	$13,500	(1)	$16,100	(1)
All Other Fees	-0-		-0-
Total	$92,800		$99,050

 (1) Includes fees for services related to tax compliance and tax planning.

Executive Compensation

Compensation Philosophy and Structure

Introduction. The Compensation Committee administers our executive compensation program. The committee is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the stock option plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the board with respect to director compensation. The President and Chief Executive Officer participates with respect to decisions concerning other executive officers of the Company.  The Company is a holding company that owns the Bank, and has no direct employees of its own.  The Committee determines the compensation the Bank pays to senior executives of the Company and Bank.

The Compensation Committee operates under a charter adopted by the Board of Directors. The committee annually reviews the adequacy of its charter and recommends changes to the Board for approval.  The chair of the committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. The Company’s executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting its need to attract and retain competent executive management. The Compensation Committee has developed a compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

▪	support a pay-for-performance policy that rewards executive officers for corporate performance;
▪	motivate executive officers to achieve strategic business goals; and
▪	provide competitive compensation opportunities critical to the Company’s long-term success.

The Company's compensation programs are designed to provide senior executives with compensation opportunities that are comparable to those offered by peer group companies, consisting of Ohio banks of $250 million to $500 million in assets.  The Compensation Committee is authorized to engage third-party consultants and consider surveys and other materials from third parties in determining compensation of senior executives and other employees of the Company and Bank. For the year 2010, the Committee did not engage any third-party consultants in determining the compensation of senior executives. From time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

There are several components of the compensation program for executive officers of the Company’s subsidiary, Commercial Savings Bank (the “Bank”). These include a base salary component, cash incentive component, which is determined by the Board of Directors in February of each year, stock option and stock awards available under the Company’s 2009 Stock Incentive Plan, and the profit sharing and health and welfare benefit plans generally available to all employees.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal.  These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited. The Company has implemented a new performance management program for all employees, including the Named Executive Officers. Under this program, salary adjustments, if any, will generally be determined in the first quarter of the subsequent calendar year, and will be implemented soon thereafter. When increases are considered, they are based upon each Named Executive’s annual performance review, a review of compensation levels at other community banks in the area, and the overall performance of the Company.

The committee also administers the cash incentive program of the Company.  Cash is at-risk compensation.  Awards are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears below (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;
•	Awards under our cash-based incentive compensation program;
•	Awards under our stock incentive plan;
•	Benefits under our profit sharing plan; and
•	Benefits under our health and welfare plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities.  The Committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives.  Salary income for each Named Executive Officer for calendar year 2010 is reported in Column (c) of the Summary Compensation Table, which appears below.

Incentive Cash Compensation.  The Board of Directors pays a cash bonus to the Named Executive Officers under the Performance Incentive Plan of the Company based upon performance improvement in a number of areas.  Included are overall increase in earnings, noninterest income, net interest income, reserve ratio, net interest margin and efficiency ratio.  The Plan also has a discretionary component.  Points are awarded based upon improvement in the noted categories.  If there is a category showing a decrease, the Plan also allows for deductions from the total bonus to be paid.  Base target points are used to determine the base upon which the bonus amount is calculated. Depending upon whether target levels in one or more of the above areas are exceeded, the point system may result in a bonus exceeding the base target. The target bonus for the CEO is 30% of base salary. The target percentage of base salary payable to the other officers is lower than that paid to the CEO, namely 25% to Executive Vice Presidents and 20% to Senior Vice Presidents.  The intent of the Plan is to reward executives for improvement in the Company’s performance and to provide less incentive cash compensation for flat or reduced performance.  No discretionary bonus amount was added to the bonuses as calculated under the point system described above.  Bonuses paid under the Annual Bonus Plan for each Named Executive Officer for calendar year 2010 are reported in Column (d) of the Summary Compensation Table, which appears below.

Incentive Stock Compensation.

The Company’s 2009 Stock Incentive Plan (the “Plan”) is administered by the Board’s Compensation Committee (the “Committee”). The Committee selects participants from among eligible persons and, subject to the terms of the Plan, determines the type, size and time of grant of stock incentive awards, determines the terms and conditions of awards and makes all other determinations necessary or advisable for the administration of the Plan. The Committee may make awards to any person who is an officer, director or key employee of the Company or a Subsidiary.

No more than 150,000 shares of the Company’s common stock may be issued under the Plan. The shares that may be issued may be authorized but unissued shares or treasury shares. If there is a stock split, stock dividend or other relevant change affecting the common shares, the Committee will make appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding incentive awards. Shares that were subject to an incentive award under the Plan but were not issued for any reason and are no longer subject to award or were issued and reacquired by the Company because of a participant's failure to comply with the terms of an award are again available for award under the Plan.

Share incentives that may be issued under the Plan consist of options, restricted share and share unit awards.  In addition, under the terms of the Plan, a portion of a participant’s compensation otherwise payable in cash may be paid in common shares of the Company. The Plan contains annual limits on certain types of awards to individual participants. In any calendar year, no participant may be granted awards covering more than 9,000 shares.

All awards are subject to such time and performance vesting conditions as the Committee may determine and are set forth in the Award Agreement.  Unless otherwise set forth in the Award Agreement all Awards immediately vest upon death, disability or Change in Control as defined under the terms of the Plan. Unless an Award Agreement approved by the Committee provides otherwise, each Award granted under the Plan is intended to meet the requirements for exclusion from coverage under Code Section 409A.

The Board of Directors may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made that materially and adversely affects the rights of a participant under any award granted prior to the date such action is adopted by the Board of Directors without the participant's written consent.

Unless earlier terminated by the Board, the Plan would terminate on the day immediately preceding the tenth anniversary date of its approval by shareholders of the Company. Termination of the Plan does not affect any outstanding awards granted prior to the termination of the Plan. Grants and awards paid under the Company’s Stock Incentive Plan for each Named Executive Officer for calendar year 2010 are reported in Columns (e) and (f) of the Summary Compensation Table, which appears below.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save a percentage of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to 6 percent of total eligible compensation.  In addition the Bank may make a discretionary contribution from time to time as is deemed advisable.  A participant is 100% vested in the participant’s deferral contributions.  A 3-year vesting schedule applies to employer discretionary contributions and employee matching contributions.  In order to be eligible to participate, the employee must have completed 30 days of service.  The plan calls for only lump-sum distributions upon termination of employment, retirement, death or disability.  The Company’s contributions to the plan made on behalf of the Named Executive Officers are included in column (i) as “all other compensation” in the Summary Compensation Table.

Health and Welfare Benefits.  The Company provides healthcare, life and disability insurance and other employee benefits programs to certain senior officers.  The Compensation Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining senior officers.

The Company provides a reasonable level of personal benefits, and perquisites to one or more Named Executive Officers to support the business interests of the Bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each Named Executive Officer is included in column (i) as “all other compensation” in the Summary Compensation Table.

Executive Employment Agreements

As part of its compensation program the Company has entered into executive employment agreements with Messrs. Beach, Oboy, and Strine. The agreements with Messrs. Beach, Oboy, and Strine provide for typical terms of employment and also provide that each will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control.  The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Agreements below for a more detailed description of these events.  The Company believes that these agreements will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

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Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e) (4)	Option Awards ($) (f) (5)	Nonequity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Robert E. Beach	2010	$209,654	$72,780	$9,938	$8,560	-0-	-0-	$15,476	$316,408
President and CEO (PEO) (1)	2009	$203,692	$19,754	$12,300	$14,560	-0-	-0-	$13,680	$263,986

Scott A. Oboy,	2010	$136,947	$41,640	$6,625	$4,280	-0-	-0-	$22,556	$212,048
EVP and Chief Financial Officer (PFO) (2)	2009	$133,290	$11,253	$6,150	$4,160	-0-	-0-	$20,594	$175,447

Steven M. Strine,	2010	$110,962	$26,927	$2,650	$2,996	-0-	-0-	$19,834	$163,369
SVP and Senior Lending Officer (3)	2009	$108,214	$7,307	$2,460	$2,912	-0-	-0-	$18,803	$139,696

(1)
The salary figure of Mr. Beach includes salary deferred under the Bank's 401(k) Plan and directors fees of $11,000. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $5,593; (2) automobile allowance: $8,400; (3) club dues paid for Mr. Beach of $898, and (4) dividends paid on restricted stock: $585.

(2)
The salary figure of Mr. Oboy includes salary deferred under the Bank's 401(k) Plan.  The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $3,843; (2) automobile allowance: $8,400; (3) club dues paid for Mr. Oboy of $4,044; (4) payment of health and dental premiums of $5,439 and $510, respectively, and (5) dividends paid on restricted stock: $320.

(3)
The salary figure of Mr. Strine includes salary deferred under the Bank’s 401(k) Plan. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $3,800; (2) automobile allowance: $8,400; (3) club dues paid for Mr. Strine of $3,200;  (4) payment of health and dental premiums of $3,796 and $510, respectively, and (5) dividends paid on restricted stock: $128.

(4)
Stock awards, in the form of restricted stock, were awarded to Messrs. Beach, Oboy, and Strine. The amounts stated were calculated using the market closing price of $13.25 for the Company’s stock as of August 12, 2010, the date the restricted stock was awarded.

(5)
Stock options were granted to Messrs. Beach, Oboy, and Strine. The amounts stated represent the Company’s estimate of the fair value of each option using a fair-value based method that measures compensation cost at the grant date based on the fair value of the awards. The weighted average fair value of options granted was $2.14 per share. For a complete discussion of the assumptions used for valuation, please see the Company’s financial statements and associated footnotes.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Award
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expira- t ion Date	Number of shares or units of stock that have not vested (#)		Market value or shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned share units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Robert E. Beach	2,333	4,667	(1)	$12.30	08/12/2019	1,000	(3)	$14,500	-0-	-0-
President and CEO	-0-	4,000	(2)	$13.25	08/12/2020	750	(4)	$10,875	-0-	-0-

Scott A. Oboy	1,000	-0-		$26.75	01/01/2016	500	(3)	$7,250	-0-	-0-
EVP / CFO	666	1,334	(1)	$12.30	08/12/2019	500	(4)	$7,250	-0-	-0-
	-0-	2,000	(2)	$13.25	08/12/2020

Steven M. Strine	466	934	(1)	$12.30	08/12/2019	200	(3)	$2,900	-0-	-0-
SVP/ Senior	-0-	1,400	(2)	$13.25	08/12/2020	200	(4)	$2,900	-0-	-0-
Lending Officer

(1)	Options vest in three equal annual installments beginning August 12, 2010.
(2)	Options vest in three equal annual installments beginning August 12, 2011.
(3)	Stock awards in the form of restricted stock will vest after a three-year period ending August 12, 2012.
(4)	Stock awards in the form of restricted stock will vest after a three-year period ending August 12, 2013.

Narrative Explanation of Outstanding Equity Awards

The Named Executive Officers hold options to purchase the number of shares set forth above.  The stock option of Mr. Oboy for the purchase of 1,000 shares was made under the Company’s 1997 Stock Option Plan (the “Plan”), which expired on January 1, 2007. All other option grants set forth above were made under the Company’s 2009 Stock Incentive Plan, which is more fully described earlier under “Stock Incentive Compensation”, as one of the components of the Company’s executive compensation program.

The Named Executive Officers were awarded restricted stock options under the Plan. The awards were valued based upon the market closing price of $14.50 for the Company’s stock as of December 31, 2010.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans, approved by security holders	21,280	(1)	$13.47	128,750

Equity compensation plans not approved by security holders	-0-		$0	-0-

(1)  Includes 2,130 shares for options granted under the Company’s 1997 Stock Option Plan, which expired January 1, 2007, and 19,150 shares for options issued under the Company’s 2009 Stock Incentive Plan.

Deferred Compensation Plan

The Company adopted the Commercial Savings Bank Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan, effective as of January 1, 1999.  The name of the Plan was amended to the Commercial Bancshares, Inc. Deferred Compensation Plan effective January 1, 2006. All executive officers and directors of the Company are eligible to participate in this Plan. Currently, several directors participate in the Plan.  Robert E. Beach, President and CEO of the Company is the only executive officer currently participating in the Plan. Mr. Beach began participation in the Plan in 2009. The purpose of the Plan is to permit participating directors and executive officers to voluntarily defer receipt of designated percentages or amounts of their compensation and/or director's fees, and therefore defer taxation of deferred amounts.  The deferred compensation is deposited in an irrevocable grantor trust and invested in common stock of the Company. The trustee purchases shares of the Company's common stock on a quarterly basis.  The price to be paid per share is based on a quarterly average that is calculated using the following process. Based on information reported by the Over-the-Counter Bulletin Board, the trustee multiplies the total trading volume for each day in the preceding quarter by the closing price of the Common Shares for that day. The trustee then adds up the daily trading values for each day in the quarter and divides the sum by the aggregate trading volume for the entire quarter to arrive at the proposed per share purchase price. The trustee attempts to purchase the common stock on the open market at the calculated price. Should the trustee be unable to purchase sufficient shares in the open market, authorized but unissued common stock of the Company may be purchased by the trust.  Each participating director or executive officer is entitled to receive the shares accumulated by the trustee on their behalf at retirement, death, disability or upon a change in corporate control.  In addition, a participating director or executive officer will also be entitled to receive their vested shares upon other termination of their service with the Company or in the event of an unforeseen emergency.  The amounts accrued for directors in this Plan in 2010 are set forth above in the Director Compensation Table.

Employment Agreements

Employment Agreement with Scott A. Oboy

The Company entered into an employment agreement with Scott A. Oboy as of October 24, 2005.  The agreement provides that Mr. Oboy will serve as Chief Financial Officer of the Company.  The agreement had an original term that expired October 24, 2006, but is renewed automatically for an additional one year period unless either the Company or Mr. Oboy provides notice of nonrenewal at least 60 days prior to the expiration date, and subject to earlier termination as set forth in the agreement.  Under the terms of the agreement, Mr. Oboy is entitled to his base salary and to participate in bonus plans existing or adopted by the Company or the Bank.  In addition, the employment agreement provides for fringe benefits to Mr. Oboy including health, life and disability insurance, an automobile allowance, vacation, reimbursement of appropriate business expenses and additional items.  In addition, the employment agreement provides that in the event of termination of Mr. Oboy by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of his continuing compensation for 12 months.  The agreement provides that the Company may terminate Mr. Oboy for cause with no obligation to him after the date of termination.  The agreement also contains a provision intended to protect Mr. Oboy in the event that there is a “change of control,” as defined in the agreement, in the Company.  In the event of a change of control in which Mr. Oboy is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. Oboy his then current base pay for 18 months.  The Board believes that this type of provision is appropriate to maintain Mr. Oboy in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation.  The employment agreement contains a covenant not to compete prohibiting Mr. Oboy from competing with the Company throughout the term of the employment agreement and for a period of 12 months after the termination of his employment.

Employment Agreement with Robert E. Beach

The Company entered into an employment agreement with Mr. Beach as of November 1, 2007.  The agreement provides that Mr. Beach will serve as President and Chief Executive Officer of the Company.  The agreement has an original term of three years from the effective date. At the end of each of the first two years of the original term of the agreement, the agreement shall be automatically extended for a one year period following the conclusion of the original term or first extended term, as applicable, unless either the Company or Mr. Beach provides notice of nonrenewal at least 60 days prior to the expiration date of the first or second year of the original term of the agreement, and subject to earlier termination as set forth in the agreement.  Under the terms of the agreement, Mr. Beach is entitled to a signing bonus and to his base salary and participation in bonus plans existing or adopted by the Company or the Bank.  In addition, the employment agreement provides for fringe benefits to Mr. Beach including life and disability insurance, an automobile allowance, vacation, reimbursement of appropriate business expenses and additional items.  In addition, the employment agreement provides that in the event of termination of Mr. Beach by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of his continuing compensation for 12 months.  The agreement provides that the Company may terminate Mr. Beach for cause with no obligation to him after the date of termination.  The agreement also contains a provision intended to protect Mr. Beach in the event that there is a “change of control,” as defined in the agreement, in the Company.  In the event of a change of control in which Mr. Beach is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. Beach a single lump sum in an amount equal to 1.5 times the sum of his then current base salary and last cash bonus within 30 days of termination of employment. The Board believes that this type of provision is appropriate to maintain Mr. Beach in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation.  The employment agreement contains a covenant not to compete prohibiting Mr. Beach from competing with the Company throughout the term of the employment agreement and for a period of 12 months after the termination of his employment.

Employment Agreement with Steven M. Strine

The Company entered into an employment agreement with Mr. Strine as of February 3, 2008.  The agreement provides that Mr. Strine will serve as Senior Lending Officer and Senior Vice President of the Company. Under the terms of the agreement, Mr. Strine is entitled to his base salary and participation in bonus plans existing or adopted by the Company or the Bank.  In addition, the employment agreement provides for fringe benefits to Mr. Strine including health, life and disability insurance, an automobile allowance, vacation, reimbursement of appropriate business expenses and additional items.  In addition, the employment agreement provides that in the event of termination of Mr. Strine by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of his continuing compensation for 1 month.  The agreement provides that the Company may terminate Mr. Strine for cause with no obligation to him after the date of termination.  The agreement also contains a provision intended to protect Mr. Strine in the event that there is a “change of control,” as defined in the agreement, in the Company.  In the event of a change of control in which Mr. Strine is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. Strine a single lump sum in an amount equal to his then current annual base salary for 24 months, less the total amount of continuing compensation paid and payable to Mr. Strine by the Company, including continuing compensation paid and continuing compensation owed but not paid. The Board believes that this type of provision is appropriate to maintain Mr. Strine in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership of Common Stock of the Company with the Securities and Exchange Commission. Officers and directors are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon written representations and copies of reports furnished to the Company by its officers and directors, all Section 16 reporting requirements applicable to the Company’s officers and directors during 2010 were satisfied on a timely basis with the exception of Dr. Bremyer, who had 3 late reports covering 3 transactions; and Mr. Dillon, who had 1 late report covering 1 transaction.

Relationship with Independent Registered Public Accountants

The Audit Committee of the Board of Directors has retained Plante & Moran PLLC (“Plante & Moran”) as the Company’s independent registered public accounting firm for 2011.  A representative of Plante & Moran will be in attendance at the Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from those in attendance.

The services performed by Plante & Moran in 2009 and 2010 were pre-approved in accordance with pre-approval policies and procedures established by the Company's Audit Committee.  These policies describe the permitted audit and non-audit services that this firm may perform.  They require that at the beginning of each fiscal year a description of the services expected to be performed in the fiscal year be presented to the Audit Committee for approval.

Other Business

Management of the Company does not know of any other business that may be presented at the Meeting.  If any matter not described herein should be presented for Shareholder action at the Meeting, the persons named in the enclosed form of proxy shall vote the shares represented thereby in accordance with their best judgment.

Availability of Annual Report on Form 10-K

A copy of the Company's annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission for the year 2010 will be provided to you, without charge, upon written request.  To obtain a copy please write to Commercial Bancshares, Inc., 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, Attention: Shareholder Relations.

Shareholder Communications with the Board of Directors

The Company and Board of Directors welcome communication from shareholders and other interested persons. Communications may be made by writing to the Chairman of the Board, c/o David J. Browne, Corporate Secretary, Commercial Bancshares, Inc., 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351.  A copy of the written communications will also be forwarded to the Company's CEO.  If the Chairman and CEO determine that such communications are relevant to the Company's operations and policies, such communications will be forwarded to the proper committee of the Board of Directors, or to the entire Board of Directors.

Shareholder Proposals for Next Annual Meeting

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission.  For proposals to be considered for inclusion in the Proxy Statement for the 2012 Annual Meeting, they must be received by the Company no later than December 7, 2011.  Such proposals should be directed to Commercial Bancshares, Inc., Attention: David J. Browne, Corporate Secretary, 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351.  Any shareholder who intends to propose any other matter to be acted upon at the 2012 Annual Meeting of Shareholders must inform the Company not later than February 20, 2012.   The proxy cards delivered in connection with next year’s Annual Meeting will confer discretionary voting authority, to be exercised in the judgment of the Corporation’s Board of Directors, with respect to any shareholder proposal received after February 20, 2012.  The Company also will have authority to discretionarily vote proxies with respect to shareholder proposals received after December 7, 2011 but prior to February 20, 2012, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal .

In order to make a director nomination at a shareholder meeting, it is necessary that you notify Commercial Bancshares, Inc. no fewer than 45 nor more than 90 days in advance of the meeting.  In addition, the notice must meet all other requirements contained in the Company's Code of Regulations.

A copy of the Company's 2010 Annual Report is being delivered with this Proxy Statement.

By Order of the Board of Directors

/s/ David J. Browne
David J. Browne
Secretary

Dated: April 5, 2011

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.